Exhibit 99.1

MOJO Organics Inc. has completed the purchase of 730,826 shares of its Common Stock and returned them to Treasury.

JERSEY CITY, N.J., September 15, 2021// — MOJO Organics Inc. (OTC: MOJO) For the quarter ending September 30, 2021, MOJO Organics, Inc. has completed the purchase of 730,826 shares of its Common Stock and returned them to Treasury. This purchase represents two percent of the issued and outstanding.

Year to date, the Company has purchased a total of 730,826 shares of its Common Stock and returned them to Treasury.

The Company will continue to repurchase shares as conditions are favorable to the Company.

For additional information contact Glenn Simpson CEO MOJO Organics Inc. at 929 264 7944 Stock Symbol: MOJO

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.